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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-30655, 333-74715, 333-78567, 333-62502, 333-90986, 333-91002, 333-117334, 333-137396, 333-153659, and 333-162130 on Form S-8 of our reports dated June 4, 2010 relating to the consolidated financial statements of THQ Inc. and its subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of THQ Inc. for the year ended April 3, 2010.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 4, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM